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                                                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Operating Data," and to the use of our report dated March 21, 1997, except for Note 13 as to which the date is May 8, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-26711) and related Prospectus of Schuff Steel Company for the registration of 2,530,000 shares of its common stock.


                                        ERNST & YOUNG LLP


Phoenix, Arizona
June 9, 1997